For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP & CFO
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, April 24, 2026

Tompkins Financial Corporation Reports Record First Quarter Financial Results

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $1.82 for the first quarter of 2026, up $0.45 or 32.8% compared to the first quarter of 2025 and down $4.88 per share or 72.8% compared to the fourth quarter of 2025. Net income for the first quarter of 2026 was $26.1 million, up $6.4 million or 32.5% from the first quarter of 2025 and down $70.2 million or 72.9% compared to the immediate prior quarter. As previously reported, net income for the fourth quarter of 2025 included income related to the sale of Tompkins Insurance Agencies, Inc. ("TIA"), partially offset by the loss on the sale of available-for-sale debt securities. Excluding these items, the Company had operating diluted earnings per share (non-GAAP) of $1.78, and operating net income (non-GAAP) of $25.6 million for the fourth quarter of 2025. Reconciliations of adjusted earnings per share to diluted earnings per share and adjusted net income to net income can be found on page 12 of this press release.

Tompkins President and CEO, Stephen Romaine, commented, "We are pleased to report record first quarter 2026 earnings, building on the record results achieved in the fourth quarter of 2025. Our healthy levels of loan and deposit growth and our expanding net interest margin continued to support improving profitability in the first quarter. Our balance sheet remains flexible with strong capital and liquidity. The momentum in our earnings and the strength of our balance sheet position us well as we look forward to our future."

SELECTED HIGHLIGHTS FOR THE PERIOD:
•Net interest margin improved to 3.57% in the first quarter of 2026, up 15 basis points from the immediate prior quarter, and up 59 basis points from the first quarter of 2025.
•Total loans at March 31, 2026 were up $31.7 million, or 0.5% compared to December 31, 2025 (1.97% on an annualized basis), and up $411.3 million, or 6.8%, from March 31, 2025.

•Total deposits at March 31, 2026 were $7.1 billion, up $116.4 million, or 1.7% compared to the most recent prior quarter end, and up $300.7 million, or 4.5%, from March 31, 2025.
•Total average cost of funds of 1.67% for the first quarter of 2026 was down 4 basis points compared to the most recent prior quarter, and down 17 basis points compared to the same period of the prior year.
•Loan to deposit ratio at March 31, 2026 was 91.8%, compared to 92.9% at December 31, 2025, and 89.8% at March 31, 2025.
•Regulatory Tier 1 capital to average assets was 10.58% at March 31, 2026, down compared to 10.62% at December 31, 2025, and up from 9.31% at March 31, 2025.

NET INTEREST INCOME
Net interest income was $71.9 million for the first quarter of 2026, up $2.8 million or 4.1% compared to the fourth quarter of 2025, and up $15.2 million or 26.8% compared to the first quarter of 2025. The increase in net interest income compared to both periods was due to improvement in net interest margin, which is discussed below, and growth in average loans.

Net interest margin was 3.57% for the first quarter of 2026, compared to 3.42% reported for the fourth quarter of 2025, and 2.98% reported for the first quarter of 2025. The increase in net interest margin reflects growth in average loan balances, improved yields on average earning assets, and lower funding costs. Average yield on securities for the first quarter of 2026 was up 51 basis points over the fourth quarter of 2025 and up 113 basis points over the first quarter of 2025, mainly a result of the previously reported reinvestment within the portfolio at higher yields during the fourth quarter of 2025.

Average loans for the quarter ended March 31, 2026 were up $98.3 million, or 1.6% (2.0% annualized), over the most recent prior quarter, and were up $409.5 million, or 6.8%, compared to the same prior year period. The increase in average loans over both prior periods was mainly in the commercial real estate and commercial and industrial portfolios. The average yield on interest-earning assets for the quarter ended March 31, 2026 was 5.09%, an increase of 11 basis points from 4.98% for the quarter ended December 31, 2025, and up 40 basis points from 4.69% for the quarter ended March 31, 2025.

Average total deposits of $7.0 billion for the first quarter of 2026, were in line with the most recent prior quarter, and up $344.4 million, or 5.2%, compared to the first quarter of 2025. The cost of interest-bearing deposits of 2.06% for the first quarter of 2026 was down 12 basis points compared to the most recent prior quarter, and down 17 basis points from the first quarter of 2025. The ratio of average noninterest bearing deposits to average total deposits for the first quarter of 2026 was 26.6% compared to 27.4% for the fourth quarter of 2025, and 26.9% for the first quarter of 2025. The average cost of interest-bearing liabilities for the first quarter of 2026 was 2.21%, down 9 basis points when compared to the most recent prior quarter, and down 23 basis points from the same period in 2025.

NONINTEREST INCOME
Noninterest income of $11.8 million for the first quarter of 2026 was down $13.2 million or 52.7% compared to the first quarter of 2025. The decrease in noninterest income is mainly a result of a decrease of $11.6 million in insurance revenue when compared to the first quarter of 2025, due to the sale of TIA in the fourth quarter of 2025. The first quarter of 2025 also included a $1.9 million gain on the sale of other real estate owned. For the first quarter of 2026, investment services income was up $147,000 or 2.9% over the same period in 2025, while service charges on deposit accounts and card services income were in line with prior year.

NONINTEREST EXPENSE
Noninterest expense was $47.7 million for the first quarter of 2026, down $2.9 million or 5.7% compared to the first quarter of 2025. The decrease in noninterest expense included a decrease in salaries and wages and other employee benefits of $3.3 million or 10.4%, mainly due to the departure of employees in connection with the sale of TIA in the fourth quarter of 2025. Partially offsetting the decrease in salaries and wages and other employee benefits were annual merit increases and increased other employee benefit costs. Also contributing to the year-over-year decrease in noninterest expense were net occupancy expenses, down $115,000 or 3.2%, and amortization expense, down $84,000 or 100.0%. The decrease in noninterest expense for the first quarter of 2026 compared to the same period in 2025 was mainly due to the sale of TIA. Expenses related to TIA in the first quarter of 2025 included salaries and wages and other employee benefits of $6.0 million, net occupancy expense of premises of $279,000, furniture and fixture expense of $305,000, and amortization of intangible assets of $81,000.

INCOME TAX EXPENSE
Provision for income tax expense was $8.4 million for an effective rate of 24.4% for the first quarter of 2026, compared to $43.5 million for an effective rate of 31.1% for the most recent prior quarter, and $6.1 million for an effective rate of 23.7% for the first quarter of 2025. The effective tax rate in the fourth quarter of 2025 was impacted by the sale of TIA which resulted in a significant increase to pre-tax income and an adjustment for goodwill with no tax-basis.

ASSET QUALITY
The allowance for credit losses was 0.90% of total loans and leases at March 31, 2026, up from 0.89% at December 31, 2025, and down from 1.01% at March 31, 2025. The increase in the allowance for credit losses coverage ratio compared to year-end 2025 was mainly due to updated economic forecasts for unemployment for the quarter, as well as higher reserves for individually analyzed loans; while the decrease from March 31, 2025 was mainly due to lower reserves on individually analyzed loans. The ratio of the allowance to total nonperforming loans and leases was 113.06% at March 31, 2026, compared to 120.30% at December 31, 2025, and 85.85% at March 31, 2025.

Provision for credit losses for the first quarter of 2025 was $1.5 million compared to $977,000 for the fourth quarter of 2025, and $5.3 million for the first quarter of 2025. The provision expense in the first quarter of 2025 included $4.2 million for a specific reserve on an individually analyzed nonaccrual commercial real estate relationship. Net charge-offs for the three months ended March 31, 2026 were $775,000, compared to $3.3 million for the fourth quarter of 2025, and $733,000 for the first quarter of 2025. The fourth quarter of 2025 included a $2.4 million charge-off on one commercial real estate relationship totaling $7.4 million.

Nonperforming assets of $51.7 million represented 0.59% of total assets at March 31, 2026, up from $48.2 million or 0.56% of total assets at December 31, 2025, and down from $71.2 million or 0.87% of total assets at March 31, 2025. Loans past due 30-89 days totaled $5.9 million at March 31, 2026, $8.8 million at December 31, 2025, and $12.3 million at March 31, 2025.

Special Mention and Substandard loans and leases totaled $120.4 million at March 31, 2026, compared to $134.5 million reported at December 31, 2025, and $110.8 million reported at March 31, 2025.

CAPITAL POSITION
Capital ratios at March 31, 2026 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 14.78% at March 31, 2026, compared to 14.56% at December 31, 2025, and 13.28% at March 31, 2025. The ratio of Tier 1 capital to average assets was 10.58% at March 31, 2026, compared to 10.62% at December 31, 2025, and 9.31% at March 31, 2025.

During the first quarter of 2026, the Company repurchased 23,731 shares of common stock at an aggregate cost of $1.8 million. These shares were purchased under the Company's 2025 Stock Repurchase Plan.

LIQUIDITY POSITION
The Company's liquidity position at March 31, 2026 was consistent with its position at December 31, 2025. Liquidity is enhanced by ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank's Discount Window advances and Federal Home Loan Bank (FHLB) advances. The Company maintained ready access to liquidity of $1.6 billion, or 18.9% of total assets, at March 31, 2026.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank, which offers a full array of financial products and services, including commercial and consumer banking. Tompkins Community Bank provides wealth management services, including investment management, trust and estate, financial and tax planning services, under the Tompkins Financial Advisors brand. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "could", "should", "will", "would", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", as well as the negative and other variations of these terms and other similar words. Examples of forward-looking statements may include statements regarding capital expectations, growth, and the sufficiency of collateral to cover exposure related to special mention and substandard loans. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements and historical performance: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting public companies, banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and other federal, state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; changing supervisory and regulatory scrutiny of financial institutions; technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; the geographic concentration of our business; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact, including market volatility, of national and global events, including the response to bank failures, war and geopolitical matters (including continuing or increasing hostilities in the Middle East and the war in Ukraine), tariffs and trade wars, widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises, and the related financial stress on borrowers and changes to customer behavior and credit risk resulting from any of the foregoing. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data)	As of	As of
ASSETS	03/31/2026	12/31/2025
		(Audited)

Cash and noninterest bearing balances due from banks	$68,665	$50,717
Interest bearing balances due from banks	102,784	82,100
Cash and Cash Equivalents	171,449	132,817

Available-for-sale debt securities, at fair value (amortized cost of $1,407,770 at March 31, 2026 and $1,391,379 at December 31, 2025)	1,388,910	1,382,068
Held-to-maturity debt securities, at amortized cost (fair value of $282,589 at March 31, 2026 and $283,860 at December 31, 2025)	312,545	312,528
Equity securities, at fair value	795	800
Loans held for sale	54	43,440
Total loans and leases, net of unearned income and deferred costs and fees	6,477,943	6,446,245
Less: Allowance for credit losses	58,108	57,671
Net Loans and Leases	6,419,835	6,388,574

Federal Home Loan Bank and other stock	27,189	32,307
Bank premises and equipment, net	71,000	72,418
Corporate owned life insurance	78,490	77,843
Goodwill	72,736	72,736
Accrued interest and other assets	152,758	152,737
Total Assets	$8,695,761	$8,668,268
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,889,995	3,742,402
Time	1,292,391	1,298,393
Noninterest bearing	1,871,786	1,896,967
Total Deposits	7,054,172	6,937,762

Federal funds purchased and securities sold under agreements to repurchase	118,133	95,569
Other borrowings	449,446	564,446
Other liabilities	127,269	132,114
Total Liabilities	$7,749,020	$7,729,891
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $0.10 per share: Authorized 25,000,000 shares; Issued: 14,420,973 at March 31, 2026; and 14,449,845 at December 31, 2025	1,443	1,446
Additional paid-in capital	297,181	299,206
Retained earnings	678,575	662,161
Accumulated other comprehensive loss	(26,098)	(19,054)
Treasury stock, at cost – 88,982 shares at March 31, 2026, and 104,492 shares at December 31, 2025	(4,360)	(5,382)
Total Equity	$946,741	$938,377
Total Liabilities and Equity	$8,695,761	$8,668,268

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended
	03/31/2026	12/31/2025	03/31/2025
INTEREST AND DIVIDEND INCOME
Loans	$87,123	$87,372	$78,630
Due from banks	166	211	175
Available-for-sale debt securities	13,702	11,509	8,729
Held-to-maturity debt securities	1,218	1,225	1,217
Federal Home Loan Bank and other stock	460	593	711
Total Interest and Dividend Income	102,669	$100,910	$89,462
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	4,478	4,527	4,507
Other deposits	21,531	23,318	22,143
Federal funds purchased and securities sold under agreements to repurchase	18	21	41
Other borrowings	4,781	3,983	6,109
Total Interest Expense	30,808	31,849	32,800
Net Interest Income	71,861	69,061	56,662
Less: Provision for credit loss expense	1,502	977	5,287
Net Interest Income After Provision for Credit Loss Expense	70,359	68,084	51,375
NONINTEREST INCOME
Insurance commissions and fees	0	3,079	11,599
Wealth management fees	5,266	5,053	5,119
Service charges on deposit accounts	1,795	1,819	1,805
Card services income	2,642	2,835	2,626
Gain on sale of TIA	0	188,241	0
Other income	2,136	3,451	3,869
Net gain (loss) on securities transactions	(5)	(78,715)	14
Total Noninterest Income	11,834	125,763	25,032
NONINTEREST EXPENSE
Salaries and wages	21,948	29,630	24,977
Other employee benefits	6,807	6,642	7,100
Net occupancy expense of premises	3,455	3,102	3,570
Furniture and fixture expense	2,027	1,795	1,787
Other operating expense	13,489	12,966	13,173
Total Noninterest Expenses	47,726	54,135	50,607
Income Before Income Tax Expense	34,467	139,712	25,800
Income Tax Expense	8,393	43,464	6,121
Net Income Attributable to Tompkins Financial Corporation	$26,074	96,248	19,679
Basic Earnings Per Share	$1.83	$6.74	$1.38
Diluted Earnings Per Share	$1.82	$6.70	$1.37

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31, 2026			December 31, 2025			March 31, 2025
(dollar amounts in thousands)	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$13,394	$166	5.03%	$17,795	$211	4.70%	$16,424	$175	4.32%
Securities[1]
U.S. Government securities	1,636,770	14,435	3.58%	1,595,043	12,244	3.04%	1,598,785	9,441	2.39%
State and municipal[2]	81,218	536	2.68%	81,613	537	2.61%	85,893	554	2.62%
Other Securities[2]	3,305	49	6.01%	3,298	52	6.25%	3,275	53	6.56%
Total securities	1,721,293	15,020	3.54%	1,679,954	12,833	3.03%	1,687,953	10,048	2.41%
FHLBNY and FRB stock	29,016	460	6.43%	24,113	593	9.76%	31,983	711	9.01%
Total loans and leases, net of unearned income[2,3]	6,434,853	87,337	5.50%	6,336,565	87,612	5.48%	6,025,363	78,835	5.31%
Total interest-earning assets	8,198,556	102,983	5.09%	8,058,427	101,249	4.98%	7,761,723	89,769	4.69%
Other assets	382,767			313,860			294,855
Total assets	$8,581,323			$8,372,287			$8,056,578
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,823,812	$15,589	1.65%	$3,779,290	$16,695	1.75%	$3,682,318	$16,093	1.77%
Time deposits	1,285,701	10,420	3.29%	1,282,009	11,150	3.45%	1,159,039	10,557	3.69%
Total interest-bearing deposits	5,109,513	26,009	2.06%	5,061,299	27,845	2.18%	4,841,357	26,650	2.23%
Federal funds purchased & securities sold under agreements to repurchase	42,788	18	0.17%	42,221	21	0.20%	47,653	41	0.35%
Other borrowings	491,310	4,781	3.95%	380,920	3,983	4.15%	561,983	6,109	4.41%
Total interest-bearing liabilities	5,643,611	30,808	2.21%	5,484,440	31,849	2.30%	5,450,993	32,800	2.44%
Noninterest bearing deposits	1,855,440			1,911,583			1,779,197
Accrued expenses and other liabilities	130,879			100,606			98,278
Total liabilities	7,629,930			7,496,629			7,328,468
Tompkins Financial Corporation Shareholders’ equity	951,393			875,658			728,110
Noncontrolling interest	0			0			0
Total equity	951,393			875,658			728,110
Total liabilities and equity	$8,581,323			$8,372,287			$8,056,578
Interest rate spread			2.88%			2.68%			2.25%
Tax-equivalent net interest income/margin on earning assets		72,175	3.57%		69,400	3.42%		56,969	2.98%
Tax-equivalent adjustment		(314)			(339)			(307)
Net interest income		$71,861			$69,061			$56,662

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Mar-26	Dec-25	Sep-25	Jun-25	Mar-25	Dec-25
Securities	$1,702,250	$1,695,396	$1,604,357	$1,588,647	$1,572,602	$1,695,396
Total Loans	6,477,943	6,446,245	6,288,071	6,172,654	6,066,645	6,446,245
Allowance for credit losses	58,108	57,671	59,889	58,555	61,023	57,671
Total assets	8,695,761	8,668,268	8,468,731	8,373,818	8,199,653	8,668,268
Total deposits	7,054,172	6,937,762	7,053,070	6,715,795	6,753,502	6,937,762
Brokered deposits	109,712	114,391	145,223	138,787	99,763	114,391
Federal funds purchased and securities sold under agreements to repurchase	118,133	95,569	80,804	127,111	122,985	95,569
Other borrowings	449,446	564,446	444,866	672,696	493,247	564,446
Total equity	946,741	938,377	788,805	761,793	741,377	938,377

Average Balance Sheet
Average earning assets	$8,198,556	$8,058,427	$7,967,674	$7,875,490	$7,761,723	$7,916,783
Average assets	8,581,323	8,372,287	8,297,448	8,168,595	8,056,578	8,224,794
Average interest-bearing liabilities	5,643,611	5,484,440	5,530,563	5,503,624	5,450,993	5,492,601
Average equity	951,393	875,658	771,527	749,975	728,110	781,695

Share data
Weighted average shares outstanding (basic)	14,250,969	14,270,206	14,248,533	14,246,395	14,246,140	14,252,810
Weighted average shares outstanding (diluted)	14,347,514	14,356,680	14,345,219	14,320,125	14,319,440	14,335,358
Period-end shares outstanding	14,392,337	14,420,495	14,431,300	14,430,985	14,433,873	14,420,495
Common equity book value per share	$65.78	$65.07	$54.66	$52.79	$51.36	$65.07
Tangible book value per share (Non-GAAP)**	$60.73	$60.03	$48.19	$46.31	$44.88	$60.03
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$71,861	$69,061	$63,878	$60,130	$56,662	$249,731
Provision for credit loss expense	1,502	977	2,490	2,780	5,287	11,534
Noninterest income	11,834	125,763	23,564	22,512	25,032	196,871
Noninterest expense	47,726	54,135	53,847	51,623	50,607	210,212
Income tax expense	8,393	43,464	7,432	6,768	6,121	63,785
Net income attributable to Tompkins Financial Corporation	26,074	96,248	23,673	21,471	19,679	161,071
Basic earnings per share[4]	1.83	6.74	1.66	1.51	1.38	11.30
Diluted earnings per share[4]	1.82	6.70	1.65	1.50	1.37	11.24

Nonperforming Assets
Nonaccrual loans and leases	$51,271	$47,794	$52,805	$52,325	$70,891	$47,794
Loans and leases 90 days past due and accruing	124	146	166	166	187	146
Total nonperforming loans and leases	51,395	47,940	52,971	52,491	71,078	47,940
OREO	269	229	0	81	81	229
Total nonperforming assets	$51,664	$48,169	$52,971	$52,572	$71,159	$48,169

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Mar-26	Dec-25	Sep-25	Jun-25	Mar-25	Dec-25
Loans and leases 30-89 days past due and
accruing	$5,874	$8,806	$7,841	$5,857	$12,285	$8,806
Loans and leases 90 days past due and accruing	124	146	166	166	187	146
Total loans and leases past due and accruing	5,998	8,952	8,007	6,023	12,472	8,952

Allowance for Credit Losses
Balance at beginning of period	$57,671	$59,889	$58,555	$61,023	$56,496	$56,496
Provision for credit losses	1,212	1,064	2,454	2,786	5,260	$11,564
Net loan and lease charge-offs (recoveries)	775	3,282	1,120	5,254	733	$10,389
Allowance for credit losses at end of period	$58,108	$57,671	$59,889	$58,555	$61,023	$57,671

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$1,433	$1,520	$1,484	$1,490	$1,463	$1,463
Provision (credit) for credit losses	290	(87)	36	(6)	27	$(30)
Allowance for credit losses at end of period	$1,723	$1,433	$1,520	$1,484	$1,490	$1,433

Loan Classification - Total Portfolio
Special Mention	$66,104	$100,717	$88,398	$40,048	$34,790	$100,717
Substandard	54,331	33,764	55,762	56,740	75,980	33,764

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.79%	0.74%	0.84%	0.85%	1.17%	0.74%
Nonperforming assets/total assets	0.59%	0.56%	0.63%	0.63%	0.87%	0.56%
Allowance for credit losses/total loans and leases	0.90%	0.89%	0.95%	0.95%	1.01%	0.89%
Allowance/nonperforming loans and leases	113.06%	120.30%	113.06%	111.55%	85.85%	120.30%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.05%	0.21%	0.07%	0.34%	0.05%	0.17%

Capital Adequacy
Tier 1 Capital (to average assets)	10.58%	10.62%	9.41%	9.36%	9.31%	10.62%
Total Capital (to risk-weighted assets)	14.78%	14.56%	13.27%	13.15%	13.28%	14.56%

Profitability (period-end)
Return on average assets *	1.23%	4.56%	1.13%	1.05%	0.99%	1.96%
Return on average equity *	11.11%	43.61%	12.17%	11.48%	10.96%	20.61%
Net interest margin (TE) *	3.57%	3.42%	3.20%	3.08%	2.98%	3.17%
Average yield on interest-earning assets*	5.09%	4.98%	4.90%	4.79%	4.69%	4.84%
Average cost of deposits*	1.51%	1.58%	1.64%	1.64%	1.63%	1.62%
Average cost of funds*	1.67%	1.71%	1.83%	1.84%	1.84%	1.80%
* Quarterly ratios have been annualized

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below tables. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Tangible Book Value Per Share (non-GAAP) to Common Equity Book Value Per Share (GAAP)
	Quarter-Ended					Year-Ended
	Mar-26	Dec-25	Sep-25	Jun-25	Mar-25	Dec-25
Common equity book value per share (GAAP)	$65.78	$65.07	$54.66	$52.79	$51.36	$65.07
Total common equity	$946,741	$938,377	$788,805	$761,793	$741,377	$938,377
Less: Goodwill and intangibles*	72,766	72,766	93,405	93,503	93,586	72,766
Tangible common equity (Non-GAAP)	873,975	865,611	695,400	668,290	647,791	865,611
Ending shares outstanding	14,392,337	14,420,495	14,431,300	14,430,985	14,433,873	14,420,495
Tangible book value per share (Non-GAAP)	$60.73	$60.03	$48.19	$46.31	$44.88	$60.03
*The decline in goodwill for the fourth quarter and full year 2025 over the prior periods shown in the table reflects the sale of TIA.

Reconciliation of Operating or Adjusted Net Income Available to Common Shareholders/Operating or Adjusted Diluted Earnings Per Share (Non-GAAP) to Net Income Available to Common Shareholders/Diluted Earnings Per Share (GAAP); Operating or Adjusted Return on Average Assets, Operating or Adjusted Return on Average Equity and Adjusted Operating Return on Average Shareholders' Tangible Common Equity (Non-GAAP) to Return on Average Assets and Return on Average Equity (GAAP)
	QTD	QTD	QTD
(In thousands, except per share data)	03/31/2026	12/31/2025	03/31/2025
Net income available to common shareholders	$26,074	$96,248	$19,679
Less: income attributable to unvested stock-based compensation awards	0	0	0
Net earnings allocated to common shareholders (GAAP)	26,074	96,248	19,679
Diluted earnings per share (GAAP)	1.82	6.70	1.37
Adjustments for non-operating income and expense:
(Gain) loss on sale of investment securities	0	78,721	0
(Gain) from sale of Tompkins Insurance Agencies, Inc.	0	(183,902)	0
Total adjustments	0	(105,181)	0
Tax expense	0	(34,509)	0
Total adjustments, net of tax	0	(70,672)	0
Operating or adjusted net income (Non-GAAP)	26,074	25,576	19,679
Weighted average shares outstanding (basic)	14,250,969	14,270,206	14,246,140
Weighted average shares outstanding (diluted)	14,347,514	14,356,680	14,319,440
Operating or adjusted basic earnings per share (Non-GAAP)	1.83	1.79	1.38
Operating or adjusted diluted earnings per share (Non-GAAP)	1.82	1.78	1.37
Net income available to common shareholders	26,074	96,248	19,679
Operating or adjusted net income (Non-GAAP)	26,074	25,576	19,679
Average total assets	8,581,323	8,372,287	8,056,578
Return on average assets (GAAP)	1.23%	4.56%	0.99%
Operating or adjusted return on average assets (Non-GAAP)	1.23%	1.21%	0.99%
Net income available to common shareholders	26,074	96,248	19,679
Operating or adjusted net income (Non-GAAP)	26,074	25,576	19,679
Average total equity	951,393	875,658	728,110
Return on average equity (GAAP)	11.11%	43.61%	10.96%
Operating or adjusted return on average equity (Non-GAAP)	11.11%	11.59%	10.96%
Operating or adjusted net income (Non-GAAP)	26,074	25,576	19,679
Average Tompkins Financial Corporation shareholders' equity	951,393	875,658	728,110
Amortization of intangibles	0	27	0
Tax expense	0	6	0
Amortization of intangibles, net of tax	0	21	0
Operating or adjusted net income (Non-GAAP)	26,074	25,597	19,679
Average Tompkins Financial Corporation shareholders' equity	951,393	875,658	728,110
Average goodwill and intangibles	72,766	79,494	93,637
Average Tompkins Financial Corporation shareholders' tangible common equity (Non-GAAP)	$878,627	$796,164	$634,473
Operating or adjusted return on average shareholders' tangible common equity (Non-GAAP)	12.04%	12.76%	12.58%
1 Average balances and yields on available-for-sale securities are based on historical amortized cost.
2 Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2026 and 2025 to increase tax exempt interest income to taxable-equivalent basis.
3 Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
4 Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.